EXHIBIT 5.1

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                               NEW YORK 10022-3897
                                       ---
                                 (212) 735-3000
                               FAX: (212) 735-2000


                               September 30, 1996



AnnTaylor Stores Corporation
AnnTaylor Finance Trust
142 West 57th Street
New York, New York  10019

          Re:  AnnTaylor Stores Corporation and
               AnnTaylor Finance Trust
               Registration Statement on Form S-3
               Registration No. 333-6605
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to AnnTaylor Finance Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Sec.Sec. 3801,
                                                        -------
et seq.) (the "Trust"), in connection with the preparation of a Registration
- -- ----
Statement on Form S-3 (Registration No. 333-6605) of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and the Trust filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on June 21, 1996, and Amendment No. 1 thereto, filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration (i) by the Trust of 2,012,500 of the Trust's 8-1/2% Convertible Trust Originated Preferred SecuritiesSM (liquidation amount $50 per preferred security)(the "Preferred Securities"), representing undivided beneficial















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AnnTaylor Stores Corporation
September 30, 1996
Page 2



interests in the assets of the Trust, and (ii) by the Company of the shares of common stock, par value $.0068 per share, of the Company (the "Company Common Stock") issuable upon conversion of the Preferred Securities, and certain other securities described below.

          The Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of April 25, 1996 (the "Declaration"), among the Company, as sponsor, J. Patrick Spainhour, Paul E. Francis and Walter J. Parks, as trustees (the "Regular Trustees"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and The Bank of New York, as Property Trustee (the "Property Trustee"), and were guaranteed by the Company as to the payment of distributions and as to payments on liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, dated as of April 25, 1996, between the Company and The Bank of New York, as guarantee trustee (the "Guarantee Agreement"). We have been advised that the proceeds from the sale by the Trust of the Preferred Securities were invested in 8-1/2% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") of the Company, which were issued pursuant to an indenture, dated as of April 15, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the applicable resolutions of the Board of Directors of the Company, (iv) a specimen certificate evidencing the Common Stock, (v) the Declaration filed as an exhibit to the Registration Statement (including the designation of the terms of the Preferred Securities annexed thereto), (vi) the Guarantee Agreement filed as an exhibit to the















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AnnTaylor Stores Corporation
September 30, 1996
Page 3



Registration Statement, (vii) a specimen certificate evidencing the Preferred Securities, (viii) a specimen certificate evidencing the Convertible Debentures,
(ix) the Indenture filed as an exhibit to the Registration Statement, (x) the Purchase Agreement, dated April 18, 1996, among the Trust, the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Robertson, Stephens & Company LLC, as initial purchasers, and (xi) the certificate of trust (the "Certificate of Trust") filed by the Regular Trustees, the Delaware Trustee and the Property Trustee with the Secretary of State of the State of Delaware on April 18, 1996. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon certificates, statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          Members of our firm are admitted to the Bar in the States of Delaware and New York and we express no opinion as to the laws of any other jurisdiction.

















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AnnTaylor Stores Corporation
September 30, 1996
Page 4



          Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Preferred Securities have been duly authorized by the Declaration and are validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust; and the holders of the Preferred Securities are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, to make payments, including (a) to provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and (b) to provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

          2. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. The Convertible Debentures have been duly authorized, executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity















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AnnTaylor Stores Corporation
September 30, 1996
Page 5



(regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


               Very truly yours,

               /s/  SKADDEN, ARPS, SLATE, MEAGHER & FLOM